                                                                    EXHIBIT 10.3

                         CERTIFICATE OF DESIGNATION OF
                           PREFERENCES AND RIGHTS OF
                  SENIOR REDEEMABLE PREFERRED STOCK, SERIES A
                           (par value $.05 per share)

                                       OF

                           GOTHIC ENERGY CORPORATION

                              ____________________

                        Pursuant to Section 1032G of the
                        Oklahoma General Corporation Act

                              ____________________


          GOTHIC ENERGY CORPORATION, a corporation organized and existing under the Oklahoma General Corporation Act (the "Corporation"), does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 1032G of the Oklahoma General Corporation Act, said Board of Directors duly adopted a resolution on January 22, 1998, which approved the filing of this Certificate of Designation and which resolution remains in full force and effect as of the date hereof.

          Pursuant to such resolution and the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, there is hereby created a series of preferred stock of the Corporation, which series shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation:

          1.  Certain Definitions.  As used herein, the following terms shall
              -------------------
have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Agent Member" has the meaning specified in Section 16.

          "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open.
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          "Change of Control" shall have the meaning provided in the Indenture as in effect on the date hereof.

          "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Corporation" means Gothic Energy Corporation, an Oklahoma corporation.

          "Depositary" has the meaning specified in Section 16.

          "Dividend Payment Date" means April 1, July 1, October 1 and January 1, commencing April 1, 1998, unless such day is not a Business Day, in which case the Dividend Payment Date shall be the immediately succeeding Business Day.

          "Dividend Rate" has the meaning specified in Section 3 hereof.

          "Dividend Record Date" means a day fifteen (15) days preceding the Dividend Payment Date.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Global Series A Preferred Stock" has the meaning specified in Section 16 hereof.

          "Holder" means a registered holder of shares of Series A Preferred Stock.

          "Indenture" means the Indenture dated as of September 9, 1997 between the Corporation, certain Guarantors and The Bank of New York, as Trustee, relating to the Notes, attached hereto as Exhibit A.

          "Liquidation Preference" means $1,000 per share of Series A Preferred Stock plus, for purposes of Section 8 hereof, whether such share is issued or accrued, in each case, accrued and unpaid dividends, whether or not declared, if any, thereon through the date such Liquidation Preference is paid.

          "Notes" means the securities that are issued under the Indenture and called the 12 1/4% Senior Subordinated Notes due 2004.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other legal entity.

          "Physical Series A Preferred Stock" has the meaning specified in
Section 16 hereof.

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "Redemption Date" when used with respect to any shares of Series A Preferred Stock means the date fixed for such redemption of such shares of Series A Preferred Stock pursuant to Section 6 hereof.

          "Redemption Notice" has the meaning specified in Section 6(C) hereof.

          "Required Filing Date" has the meaning specified in Section 7(A) hereof.

          "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series A Preferred Stock" means the Senior Redeemable Preferred Stock, Series A, par value $.05 per share, of the Corporation.

          2.  Designation.  The series of preferred stock established hereby
              -----------
shall be designated the "Senior Redeemable Preferred Stock, Series A" (and shall be referred to herein as the `Series A Preferred Stock") and the authorized number of shares of Series A Preferred Stock shall be 90,000 shares.

          3.  Dividends.  On and prior to April 1, 1998, Holders will be
              ---------
entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable at a rate per annum (the 'Dividend Rate') of 14% of the aggregate Liquidation Preference of the Series A Preferred Stock payable in additional shares of Series A Preferred Stock having an aggregate Liquidation Preference equal to the amount of such dividends due on any Dividend Payment Date. In addition, after April 1, 1998, the Dividend Rate on each share of Series A Preferred Stock will increase, for each 90-day period that the Series A Preferred Stock remains outstanding, by 1% per annum;

provided, however, that at no
--------  -------
time will the dividend rate on the Series A Preferred Stock exceed 20.00%, excluding increases in Dividend Rates or any penalty resulting from the exercise of various options by the Corporation referred to herein and a failure to comply with the Preferred Stock Registration Rights Agreement dated as of January 22, 1998. Dividends will be cumulative and will accrue from the date of issuance and be payable quarterly in arrears as provided in the immediately preceding sentence on each Dividend Payment Date, commencing on April 1, 1998. Dividends, whether or not declared, will cumulate until declared and paid, when declaration and payment may be for all or part of the then-accumulated dividends. Each dividend shall be payable to Holders of record as they appear on the stock books of the Corporation on each Dividend Record Date. Accrued and unpaid dividends, if any, shall not bear interest; provided, however, that accrued and unpaid
                                 --------  -------
dividends payable in Series A Stock will accrue dividends from the relevant Dividend Payment Date and be payable quarterly to the same extent as issued shares of Series A Preferred Stock. Dividends shall cease to accrue in respect of the Series A Preferred Stock on any Redemption Date with respect to Series A Preferred Stock redeemed on any such date.

          4.  Ranking.  The Series A Preferred Stock shall, with respect to
              -------
dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of Common Stock of the Corporation and to any other class or series of any class of Preferred Stock of the Corporation, whether now outstanding or issued hereafter. The Corporation shall not create any class or series of Preferred Stock ranking pari passu with or senior to the Series A
                                  ----------
Preferred Stock with respect to dividends rights and rights on liquidation, winding-up and dissolution without the approval of Holders of a majority of the outstanding shares of Series A Preferred Stock.

          5.   Voting Rights.
               -------------

          (A) Except as required by the Oklahoma General Corporation Act or as set forth herein, the Holders shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation. On any matters on which the Holders shall be so entitled to vote, they shall be entitled to one vote for each share held.

          (B) In the event any Series A Preferred Stock remains outstanding on and subsequent to September 30, 1998, then during the period commencing with the occurrence of such a circumstance and ending with the time when no Series A Preferred Stock is outstanding (the "Voting Period"), the Holders, voting as a class, shall be entitled to elect two members of the board of directors of the Corporation if any Series A Preferred Stock remains outstanding on September 30, 1998, three members of the Board of Directors if any Series A Preferred Stock remains outstanding on December 31, 1998 and four members of the Board of Directors if any

Series A Preferred Stock remains outstanding on March 31, 1999, as provided in Sections 5(C) and 5(D).

          (C) During the Voting Period, the number of directors constituting the Board of Directors shall, on the applicable dates, without further action, be increased by the number of members of the Board of Directors which the Holders are entitled to elect and the Holders shall have, in addition to the other voting rights set forth herein or otherwise provided by law, the exclusive right, voting separately as a class (the "Class"), to elect such number of directors, the remaining directors to be elected by the other series or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors. If at the time of any such election the Board of Directors shall be divided into two or more classes, the director or directors elected by the Class shall be allocated as evenly as possible among such classes and shall, subject to Section 5(F), serve for the term of office of the relevant class.

          (D) The voting right of the holders may be exercised, with respect to each increase in the Board, initially at a special meeting called pursuant to this Section 5(D) (and subsequently, pursuant to Section 5(F)) or at an annual meeting and, thereafter, at annual meetings of the stockholders. At any time during the Voting Period, a proper officer of the Corporation shall, upon the written request of Holders of record of 25% of the shares of Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the Holders for the purpose of electing two or more directors as provided in Section 5(B). Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office, then the Holders of record of 25% of the shares of Series A Preferred Stock then outstanding may designate in writing a Holder to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section 5(D). Any Holder shall have access to the stock books of the Corporation for the purpose of causing a meeting of Holders to be called pursuant to the provisions of this Section 5(D). Notwithstanding the other provisions of this Section 5(D), however, no such special meeting shall be called within 60 days before the date fixed by the Board of Directors for the next annual meeting of stockholders or, if no such date has been so fixed, the date for such meeting provided for in the Corporation's By-Laws.

          (E) At any meeting held for the purpose of electing directors at which the Holders shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of Series A Preferred Stock entitled, pursuant to Section 5(B), to cast at least 33-1/3% of the votes entitled to be cast by the Holders of outstanding shares of Series A Preferred Stock and shall be required and be sufficient to constitute a quorum of the Class for the election of one or more directors by the Class. At any such meeting or adjournment thereof (i) the absence of a quorum of the Holders shall not prevent the election of directors other than directors to be elected by the Holders and the absence of a quorum or quorums of the holders of capital stock entitled to elect other directors shall not prevent the election of the directors to be elected by the Holders, and (ii) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, the holders of a majority of the shares of such class present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

          (F) Each director elected by the Holders shall continue in office until his or her successor shall have been elected by the Holders or until the termination of the Voting Period.

          Any director elected by the Holders who dies, resigns or otherwise ceases to be a director shall be replaced by the remaining director or directors, if any, elected by the Holders or in any other manner in which such director could have been elected in accordance with this Section 5. Upon termination of the Voting Period, the Holders shall be automatically divested of all voting power vested in them under this Section 5. Upon termination of the Voting Period, the term of each director elected pursuant to the provisions of this Section 5 shall in all events thereupon expire (whether or not such term shall have otherwise expired under the Corporation's Certificate of Incorporation or By-Laws) and the number of directors constituting the Board of Directors shall, without further action, be reduced by such number of directors elected pursuant to Section 5(C).

          6.   Redemption.
               ----------

          (A) Optional Redemption.  The Series A Preferred Stock may be redeemed
              -------------------
(subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor) at the option of the Corporation in whole or, from time to time, in part, in the manner provided in Section 6(C) hereof at any time at 101 % of the Liquidation Preference of the Series A Preferred Stock so redeemed, payable in cash, plus accrued and unpaid dividends (whether or not declared), which shall also be paid in cash to the Redemption Date; provided,
                                                                    --------
that, at any time there is a Change of Control and the Corporation does not exercise its option to redeem the Series A Preferred Stock in whole pursuant to this Section 6(A), the Dividend Rate then in effect shall be increased to 18% per annum for the period that the Corporation shall not exercise such redemption option; provided, further, that, at any time the
                                 --------  -------
Corporation consummates a public or private sale of common equity, preferred equity, subordinated notes or senior subordinated notes, and the Corporation does not use the proceeds from such sale, after the payment of expenses, to redeem Series A Preferred Stock pursuant to this Section 6A, the Dividend Rate then in effect shall be increased to 18% per annum for the period that the Corporation shall not exercise such redemption option.

          (B)  Mandatory Redemption.  The Corporation shall be obligated to
               --------------------
redeem all outstanding shares of Series A Preferred Stock on December 31, 2004 at a redemption price equal to the Liquidation Preference thereof, payable in cash, plus accrued and unpaid dividends (whether or not declared), which shall also be paid in cash (whether or not otherwise payable in cash) to the Redemption Date.

          (C)  Procedure for Redemption.
               ------------------------

          (i) In the event of a redemption of less than all of the Series A Preferred Stock, the shares so redeemed will be determined by the Corporation pro rata according to the number of shares held by each Holder.
--- ----

          (ii) The Corporation shall send a written notice of redemption (the "Redemption Notice") by first-class mail, postage prepaid, not fewer than fifteen (15) days nor more than sixty (60) days prior to the applicable Redemption Date to each Holder as of the record date fixed for such redemption of Series A Preferred Stock at such Holder's address as the same appears on the stock books of the Corporation; provided, however, that no failure to give such
                                -----------------
notice to any Holder or Holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (A) whether all or less than all the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares of Series A Preferred Stock being redeemed;

          (B) the number of shares of Series A Preferred Stock held of record by that specific Holder that the Corporation intends to redeem;

          (C)  the applicable Redemption Date;

          (D) the manner and place or places at which payment for the shares called for redemption will, upon presentation and surrender to the Corporation of the Series A Preferred Stock Certificates evidencing the shares being redeemed, be made; and
          (E) that dividends on the shares of Series A Preferred Stock being redeemed shall cease to accrue on the applicable Redemption Date.

          (iii) On the applicable Redemption Date, the full applicable redemption price shall become payable for the shares of Series A Preferred Stock being redeemed on the applicable Redemption Date. As a condition of payment of the applicable redemption price, each Holder of Series A Preferred Stock must surrender a Series A Preferred Stock Certificate or Certificates representing the shares of Series A Preferred Stock being redeemed by the Corporation in the manner and at the place designated in the applicable Redemption Notice. The full applicable redemption price for such shares properly tendered for payment shall be paid to the person whose name appears on such certificate or certificates as the owner thereof, on and after the applicable Redemption Date when and as certificates for the shares being redeemed are properly tendered for payment. Each surrendered Series A Preferred Stock Certificate shall be cancelled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (iv) On the applicable Redemption Date, unless the Corporation defaults in the payment of the applicable redemption price, dividends will cease to accrue with respect to the shares of Series A Preferred Stock called for redemption. All rights of Holders of such redeemed shares will terminate except for the right to receive the applicable redemption price.

          7.     Covenants.
                 ---------

          (A)    SEC Reports.
                 -----------

          So long as any of the Series A Preferred Stock remains outstanding, whether or not the Corporation is subject to Section 13(a) or 15(d) of the Exchange Act, the Corporation shall file with the SEC, to the extent permitted, the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Corporation were so subject, such documents to be filed with the SEC on or prior to the respective dates (the `Required Filing Dates') by which the Corporation would have been required so to file such documents if the Corporation were so subject. The Corporation shall also in any event (x) within 15 days of each Required Filing Date transmit by mail to all Holders, as their names and addresses appear on the stock books of the Corporation, without cost to such Holders copies of the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Corporation were subject to such Sections and (y) if filing such documents by the Corporation with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any Holder.

          (B)    Additional Covenants.
                 --------------------

          (i) The Corporation will not amend or waive, or solicit the consent of any person in connection with the amendment or waiver of any provision of Sections 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18 and 5.01 of the
Indenture or any related definitions (the "Covenants") without the prior written consent of the holders of a majority of the aggregate Liquidation Preference of the Series A Preferred Stock.

          (ii) The Corporation will not redeem the Notes in whole without (a) the prior written consent of the holders of a majority of the aggregate Liquidation Preference of the Series A Preferred Stock or (b) entering into a written agreement with the holders of the Series A Preferred Stock that provides substantially the same benefits and protections that the Covenants afforded the holders of the Notes.

          (iii) The Corporation will not permit an Event of Default (as defined in the Indenture) to occur under the Indenture; provided that in the event an
                                                --------
Event of Default (as defined in the Indenture) occurs, the Dividend Rate then in effect shall be increased to a rate per annum of 18% for the period during the continuation of such Event of Default (as defined in the Indenture).

          8.     Payment on Liquidation.
                 ----------------------

          (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, Holders of Series A Preferred Stock will be entitled to receive an amount in cash equal to the Liquidation Preference, before any distribution is made on any Common Stock or other Preferred Stock of the Corporation. After payment of the full amount of the Liquidation Preferences to which they are entitled, Holders of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

          (B) For the purposes of this Section 8, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more corporations shall be deemed a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding-up of the business of the Corporation.

          9.  Exclusion of Other Rights.  Except as may otherwise be required by
              -------------------------
 the Oklahoma General Corporation Act, shares of the Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate may be amended from time to time) and in the Corporation's Certificate of Incorporation, as amended. No shares of Series A Preferred Stock shall have any preemptive or subscription rights whatsoever as to any securities of the Corporation.

          10.  Reissuance of Preferred Stock.  Shares of Series A Preferred
               -----------------------------
 Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the Oklahoma General Corporation Act) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

          11.  Business Day.  If any payment or redemption shall be required by
               ------------
 the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          12.  Headings of Subdivisions.  The headings of the various
               ------------------------
 subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          13.  Severability of Provisions.  If any right, preference or
               --------------------------
limitation of the Series A Preferred Stock set forth in this Certificate of Designation (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          14.  Notice.  All notices and other communications provided for or
               ------
permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices (currently located at 5727 South Lewis Avenue, Suite 700, Tulsa Oklahoma 74105).

          15.  Amendments.  This Certificate of Designation may be amended
               ----------
without notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency provided that such amendment does not adversely affect the rights of any Holder. Any provisions of this

Certificate of Designation may be amended by the Corporation, or waived by the Holders, in each case with the written consent of Holders representing a majority of the outstanding shares of Series A Preferred Stock.

          16.  Book-Entry Provisions for Series A Preferred Stock. (a) Series A
               --------------------------------------------------
Preferred Stock registered in global form ("Global Series A Preferred Stock") will (i) be registered in the name of The Depository Trust Company (the "Depositary") or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear customary legends as required by the Depositary.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights hereunder with respect to any Global Series A Preferred Stock held on their behalf by the Depositary or its custodian, or under the Global Series A Preferred Stock, and the Depositary may be treated by the Corporation and any agent of the Corporation as the absolute owner of the Global Series A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation or any agent of the Corporation from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Series A Preferred Stock.

          (b) Transfers of Global Series A Preferred Stock shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Series A Preferred Stock may be transferred or exchanged for physical Series A Preferred Stock (the "Physical Series A Preferred Stock") in accordance with the rules and procedures of the Depositary. In addition, Physical Series A Preferred Stock shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Series A Preferred Stock if the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for any Global Series A Preferred Stock and a successor depositary is not appointed by the Corporation within 90 days of such notice.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Series A Preferred Stock to beneficial owners pursuant to paragraph (b), the Corporation shall (if one or more Physical Series A Preferred Stock Certificates are to be issued) reflect on its books and records the date and a decrease in the amount of shares of the Global Series A Preferred Stock in an amount equal to the amount of shares of the beneficial interest in the Global Series A Preferred Stock to be transferred, and the Corporation shall execute one or more Physical Series A Preferred Stock Certificates of like tenor and amount.

          (d) In connection with the transfer of Global Series A Preferred Stock as an entirety to beneficial owners pursuant to paragraph (b), the Global Series A Preferred Stock shall be deemed to be surrendered to the Corporation for cancellation, and the Corporation shall execute and deliver to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Series A Preferred Stock an equal aggregate amount of shares of Physical Series A Preferred Stock of authorized denominations.

          (e) Any Physical Series A Preferred Stock delivered in exchange for an interest in Global Series A Preferred Stock pursuant to paragraph (b), (c) or
(d) shall, except as otherwise provided herein, bear an appropriate legend, if required.

          (f) The Holder of any Global Series A Preferred Stock may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take hereunder.

          (g) Notwithstanding anything to the contrary herein, all transfers of interests in Global Series A Preferred Stock must be made to a `qualified institutional buyer' as such term is defined in Rule 144A promulgated under the Securities Act.

          The Corporation will, so long as any shares of Series A Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for redemption.

         IN WITNESS WHEREOF, Gothic Energy Corporation has caused this Certificate of Designation of Preferences and Rights of its Series A Preferred Stock to be signed and attested by its duly authorized officers, this 23d day of January, 1998.


                              GOTHIC ENERGY CORPORATION



                              By: /s/ Michael Paulk
                                  -----------------
                                  Name: Michael Paulk
                                  Title: President


                              ATTEST:



                              By: /s/  John Rainwater
                                  -------------------
                                  Name: John Rainwater
                                  Title: Secretary